UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2005

          First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-11242	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

As part of our corporate governance practices, we periodically review and update our organizational documents, including our By-Laws.  In connection with this review, effective July 19, 2005, our Board of Directors adopted Amended and Restated By-Laws in order to update certain provisions, add descriptive section headings and reorganize certain sections in a more logical fashion.  A brief description of the substantive amendments follows:

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Section 2.3 was amended to state that a special meeting of shareholders may be called by shareholders entitled to cast at least 20% of the votes at that meeting.  This provision mirrors the Pennsylvania Business Corporation Law.

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Article 9 was amended to require that at least a majority of the directors be "independent" and to require that each class of our board be of approximately equal size.  These changes were intended to conform the By-Laws to the New York Stock Exchange listing standards.

-	Article 11 was amended to conform the composition, purposes and responsibilities of our board committees to the requirements of the New York Stock Exchange listing standards and SEC rules.
-	Section 22.1 was amended to clarify the wording of our permissive indemnification provision.
-	Section 22.8, which excluded actions filed prior to January 27, 1989 from the scope of the indemnification provision, was deleted as archaic.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

3.2 Amended and Restated By-Laws of First Commonwealth Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 19, 2005

                              FIRST COMMONWEALTH FINANCIAL CORPORATION
                                   (Registrant)

                              By:  /S/JOHN J. DOLAN
                                   John J. Dolan
                                   Executive Vice President and
                                   Chief Financial Officer